EXHIBIT 5.1

Miller Nash LLP
111 S.W. Fifth Avenue, Suite 3400
Portland, Oregon 97204-3699
(503) 224-5858
(503) 224-0155 fax

July 28, 2005

Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon 97239

  Re:
  Barrett Business Services, Inc.; Registration Statement on Form S-2

Ladies and Gentlemen:

        We are acting as counsel for Barrett Business Services, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-2 filed by the Company with the Securities and Exchange Commission (the "Commission") on July 28, 2005 (the "Registration Statement"), under Rule 462(b) of the Securities Act of 1933 (the "Act"). The Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-2 (Registration No. 333-126496), as amended by Amendment Nos. 1 and 2, declared effective by the Commission on Wednesday, July 27, 2005.

        The Registration Statement relates to the registration under the Act of (i) 199,850 shares of the Company's common stock, $0.01 par value (including 35,850 shares subject to the underwriters' over-allotment option), that may be offered and sold by the Company (the "Company Shares") and (ii) 75,000 shares of the Company's common stock, $0.01 par value, that may be offered and sold by a stockholder of the Company named in the Registration Statement (the "Selling Stockholder's Shares").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we deemed necessary or relevant as a basis for this opinion.

        Based upon the foregoing, we are of the opinion that (i) the Company Shares will be legally issued, fully paid, and nonassessable when issued, sold, and delivered in accordance with the Registration Statement, the resolutions adopted by the Company's Board of Directors by unanimous written consent dated July 27, 2005, and an underwriting agreement that has been executed by the Company, the selling stockholders and the underwriters named therein substantially in the form incorporated by reference into the Registration Statement and (ii) the Selling Stockholder's Shares have been legally issued and are fully paid and nonassessable. This opinion is limited to matters governed by the Maryland General Corporation Law.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ MILLER NASH LLP